SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 1, 2003

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Item 9.   Regulation FD Disclosure.

Creating Value through Performance & Stability

A presentation for retail brokers and investment advisers operating in the Rutland, Vermont region. This presentation was delivered by Central Vermont Public Service Corporation's Chief Executive Officer Robert Young and Chief Financial Officer Jean Gibson on July 1, 2003.

2002 and 2001 Selected Financial Data (Dollars in thousands, except per share amounts) Year Ended December 31
	2002	2001
Operating Data Operating revenues Operating expenses Operating income	$303,389 $276,440 $26,949	$302,476 $275,087 $27,389
Net Income and Common Stock Net income before extraordinary charge Extraordinary charge net of taxes Net income Preferred stock dividend requirements	$19,767 - $19,767 $1,528	$2,589 $182 $2,407 $1,696

Earnings available for common stock
Earnings per basic share of common stock
Average shares of basic common stock outstanding
Earnings per diluted share of common stock
Average shares of diluted common stock outstanding

	$18,239 $1.56 11,678,239 $1.53 11,942,822	$711 $.06 $11,551,042 $.06 11,780,235
Cash dividends paid per share of common stock Dividends paid	$.88 $12,222	$.88 $11,433
Other Net cash provided by operating activities Book value per share of common stock Year-end stock price	$42,570 $16.83 $18.28	$30,216 $15.81 $16.70

2002 in Review

  Repositioned Catamount Energy's asset portfolio and strategy.
  Completed divestiture of Vermont Yankee.
  Continued "Right Way to Work" internal cost reduction initiative.
  Completed forward sale of excess generation.
  Developed agreement to sell CVEC subsidiary.

2003 Corporate Goals

  Drive out costs to prevent need for rate increase before 2006 through Right Way to Work.
  Cost-effectively meet service quality standards.
  Increase total shareholder return through value-creation strategies.
    Complete sale of CVEC subsidiary.
    Advance Catamount Energy's wind strategy.

Investing in Vermont

  Economic Development a Priority
    Ten EDIP applications in progress.
    CVPS's program director, Bob Justis, named to Governor's Jobs Cabinet and Vt. Economic Development Business Recruitment Advisory Board.
  Committed to Environmental Stewardship
    Value creation strategy focuses on renewable energy.
    Negotiated Peterson Dam settlement.
    Forestry program nationally recognized for efforts to improve service reliability and wildlife habitat.
    Partnered with Vt. Fish & Wildlife to help restore endangered ospreys.

2003 First Quarter Selected Financial Data (Dollars in thousands, except per share amounts) Three Months Ended March 31
	2003	2002
Operating revenues Operating expenses Operating income Total other income and deduction Total interest expense	$81,627 $74,387 $7,240 $651 $2,931	$76,475 $69,316 $7,159 $899 $3,274
Net income Preferred stock dividend requirements Earnings available for common stock	$4,960 $299 $4,661	$4,784 $403 $4,381
Earnings per basic share of common stock Average shares of basic common stock outstanding Earnings per diluted share of common stock Average shares of diluted common stock outstanding	$.40 11,776,658 $.39 11,979,743	$.38 $11,622,118 $.37 11,838,093
Cash dividends paid per share of common stock	$.22	$.22

Non-Regulated Growth
Where We're Headed

  SmartEnergy
  The Home Service Store
  Catamount Energy

Discipline & Focus:

  No new non-regulated initiatives

Catamount Energy Wind Strategy

  Highest growth sector in power generation industry.
  Focused in best growth markets, U.K. and U.S.
  Catamount's management has proven IPP track record.

Timeline

  Six UK projects; first projected for late 2004.
  Two Vermont projects under development.
  First U.S. project (Sweetwater) closed June 2003.
  Two existing German projects; two permits expected late 2003.

Financing

  CVPS contributions.
  Third-party equity.
  Direct project investors.

Corporate Governance

  Demonstrated commitment to ethics and integrity.
  Compliance with Sarbanes-Oxley legislation.
  Earned superior corporate governance ranking by Independent Shareholder Services.
    CVPS outperformed 96.3% of companies in the S&P 600.
    Ranked in the 88th percentile of utilities.

Vision for Long-term Growth and Stability

  Improve core business service and profitability.
  Prudently increase dividend over time.
  Monitor HSS to extract potential value over time.
  Grow Catamount as quickly as possible.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Jean H. Gibson Jean H. Gibson, Senior Vice President, Chief Financial Officer, and Treasurer

July 2, 2003